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                                                                   Exhibit 8(J)

                                AMENDMENT #2 TO
                         FUND PARTICIPATION AGREEMENT

   AMENDMENT #2 dated as of March 10,2005 (the "Amendment"), to the Fund Participation Agreement dated as of the 18th day of October, 1999, as amended, (the "Agreement") by and among PROFUNDS (the "Trust"), a Delaware business trust, PROFUND ADVISORS LLC (the "Adviser"), a Maryland limited liability company, both having their principal place of business at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814, and AMERICAN SKANDIA LIFE ASSURANCE CORPORATION ("Company"), a Connecticut corporation having its principal place of business at One Corporate Drive, Shelton, Connecticut 06484, incorporating a separate agreement dated March 10, 2005 by and among ACCESS ONE TRUST (the "Access Trust"), a Delaware business trust having its principal place of business at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814, the Adviser and the Company, and amending the Agreement as set forth herein.

   WHEREAS, the Trust, the Adviser and the Company entered into the Agreement dated as of the 19th day of October, 1999;

   WHEREAS, the Access Trust is organized as a Delaware statutory trust that may issue shares in separate series with each such series representing interests in a separate portfolio of securities and other assets;

   WHEREAS, the Company desires to include certain series of the Access Trust as an investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts offered by the Company;

   WHEREAS, the Trust and Access Trust (collectively, the "Trusts") desire that the same terms and conditions apply in the fund participation agreement among the Company, Access Trust and the Adviser as in the Agreement among the Company, the Trust and the Adviser;

   WHEREAS, the Company desires to have the same terms and conditions apply as to the Access Trust and the Adviser, and to continue the terms and conditions set forth in the Agreement with the Trust and the Adviser as amended hereby.

   All capitalized terms used in this Amendment but not defined in this Amendment shall have the respective meanings ascribed to them in the Agreement.

   NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

   1. Obligations of the Company to Access Trust.

   The Company agrees to perform all of its obligations relative to the Access Trust as set forth in the Agreement (collectively, the "Obligations"). Except as otherwise provided in this Amendment, all of the terms and conditions set forth in the Agreement among the Trust, the Adviser and the

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Company are deemed to be repeated in their entirety and are applicable among the Access Trust, the Adviser and the Company. References to the "Trust" and to the "Trustees" of the Trust, and similar references, shall be construed as being applicable to Access Trust and to the Board of Trustees of the Access Trust. References to "this Agreement" and the like shall be construed as references to the fund participation agreement formed hereunder among the Access Trust, the Adviser and the Company.

   2. Term.

   The fund participation agreement formed under this Amendment among the Access Trust, the Adviser and the Company shall become effective as of the date of this Amendment and shall continue in effect as provided in the Agreement.

   3. Representations of each Party.

   (a) All representations, warranties and/or certifications that were made by the Trust and Adviser to the Company, or by Company to the Trust and the Adviser, as of the date of the Agreement are made as of the date hereof by Access Trust and the Adviser to the Company, or by the Company to Access Trust and the Adviser, as the case may be under the Agreement.

   (b) The parties acknowledge that they are financial institutions subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts"), which require among other things, that financial institutions adopt compliance programs to guard against money laundering and provide for customer identification programs. The parties further acknowledge that they are in compliance and will continue to comply with the AML Acts and applicable anti-money laundering rules of self-regulatory organizations, including NASD Conduct Rule 3011, in all relevant respects.

   (c) Company agrees that it will comply at all times with the provisions of Rule 38a-l under the 1940 Act and, with respect to Rule 38a-l, shall provide such certifications as may reasonably be requested by the Trust's or Access Trust's Chief Compliance Officer.

   (d) Each party hereto agrees that any Nonpublic Personal Information, as the term is defined in Securities and Exchange Commission Regulation S-P ("Reg S-P"), that may be disclosed by a party hereunder is disclosed for the specific purpose of permitting the other party to perform the services set forth in the Agreement. Each party agrees that, with respect to such information, it will comply with Reg S-P and any other applicable regulations and that it will not disclose any Non-Public Personal Information received in connection with the Agreement to any other party, except to the extent required to carry out the services set forth in the Agreement or as otherwise permitted by law.

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   4. Information Furnished by each Party.

   All information to be furnished by the Trust and the Adviser to Company, or by the Company to the Trust and the Adviser, under the Agreement shall be furnished hereunder by Access Trust and the Adviser to the Company, or by the Company to Access Trust and the Adviser.

   5. Notices.

   All notices to Access Trust may be given as provided under the Agreement for the Trust.

   6. Matters Relating to the use of one Document to set forth the Separate Agreements among each Trust, the Adviser and the Company.

   For purposes of this Section 6, each of Access Trust and the Trust are referred to as a "Trust." This Agreement constitutes a separate and distinguishable agreement among the Company, the Adviser and each Trust. The Agreement has been structured as a single document for convenience only. The representations, warranties, duties and obligations of each Trust hereunder are several, not joint. The representations, warranties, duties and obligations of the Company to each Trust are separate and do not inure to another Trust. For purposes of this Agreement, references to Trust shall mean to each Trust on an individual basis. No Trust shall be responsible for the actions (or inactions) of another Trust.

   7. Schedule B to the Agreement

   Schedule B of the Agreement is hereby amended by replacing it in its entirety with Schedule B annexed hereto.

   8. General

   (a) Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

   (b) Each of the parties hereby represents and warrants that the execution, delivery and performance of this Amendment are within the party's corporate power and have been duly authorized by all necessary corporate action, and this Amendment constitutes the legal, valid and binding obligation of the party in accordance with its terms.

   (c) This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

   (d) This Amendment shall be construed in accordance with and be governed by the laws of the State of Maryland (without reference to choice of law doctrine).

                         *        *        *        *

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   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

                                 PROFUNDS

                                 By:    [Signature to come]
                                        ---------------------------------
                                 Name:  [To come]
                                 Title: President

                                 PROFUND ADVISORS LLC

                                 By:    [Signature to come]
                                        ---------------------------------
                                 Name:  [To come]
                                 Title: CEO

                                 ACCESS ONE TRUST

                                 By:    [Signature to come]
                                        ---------------------------------
                                 Name:  [To come]
                                 Title: President

                                 AMERICAN SKANDIA LIFE ASSURANCE
                                  CORPORATION

                                 By:    [Signature to come]
                                        ---------------------------------
                                 Name:
                                 Title:

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                                  Schedule B

The separate accounts on Schedule A may invest in the following funds of the applicable trust:

Funds made available on October 18,1999:

ProFund VP Europe 30
ProFund VP UltraOTC
ProFund VP UltraSmall-Cap

Funds made available on January 22, 2001:

ProFund VP Bear
ProFund VP Biotechnology
ProFund VP Oil & Gas also known as ProFund VP Energy prior to December 20, 2004 ProFund VP Financials also known as ProFund VP Financial prior to December 20, 2004
ProFund VP Health Care also known as ProFund VP Healthcare prior to
December 20, 2004
ProFund VP OTC
ProFund VP Real Estate
ProFund VP Technology
ProFund VP Telecommunications
ProFund VP UltraBull (formerly ProFund VP Bull Plus)
ProFund VP Utilities

Funds made available on May 1, 2002:

ProFund VP Asia 30
ProFund VP Banks
ProFund VP Basic Materials
ProFund VP Bull
ProFund VP Consumer Services also known as ProFund VP Consumer Cyclical prior to December 20, 2004
ProFund VP Consumer Goods also known as ProFund VP Consumer Non-Cyclical prior to December 20, 2004
ProFund VP Industrials also known as ProFund VP Industrial prior to
December 20, 2004

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ProFund VP Internet
ProFund VP Japan
ProFund VP Mid-Cap Growth
ProFund VP Mid-Cap Value
ProFund VP Pharmaceuticals
ProFund VP Precious Metals
ProFund VP Rising Rates Opportunity
ProFund VP Semiconductor
ProFund VP Short OTC
ProFund VP Small-Cap Growth
ProFund VP Small-Cap Value
ProFund VP U.S. Government Plus
ProFund VP UltraMid-Cap

Funds made available on November 22, 2004:

ProFund VP Large-Cap Growth
ProFund VP Large-Cap Value
ProFund VP Short Small-Cap
ProFund VP Short Mid-Cap

Funds made available on May 1, 2005:

Access VP High Yield Fund

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